Exhibit 99.1

PERRIGO COMPANY

SUPPLEMENTAL INCOME STATEMENT DATA FOR ISRAEL CONSUMER PRODUCTS

(in thousands)

(unaudited)

	Fiscal Year 2009			Fiscal Year 2008
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Net sales	$18,036	$24,274	$24,688	$25,919	$23,067	$22,556	$20,668
Cost of sales	13,049	16,536	16,460	16,077	15,424	14,655	12,821

Gross profit	4,987	7,738	8,228	9,842	7,643	7,901	7,847

Operating expenses
Distribution	1,252	1,566	1,701	1,516	1,462	1,567	1,326
Selling and administration	5,089	6,297	6,934	6,868	6,508	5,636	5,729

Total	6,341	7,863	8,635	8,384	7,970	7,203	7,055

Operating income (loss)	$(1,354)	$(125)	$(407)	$1,458	$(327)	$698	$792